UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2020
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On May 14, 2020, the Audit Committee of the Board of Directors (the “Audit Committee”) of Novan, Inc. (the “Company”), in consultation with management and BDO USA, LLP, concluded that, because of a misapplication of the accounting guidance applicable to the warrants the Company issued in January 2018 (the “Warrants”), the Company’s previously issued consolidated financial statements for the year ended December 31, 2018 and the interim periods ended March 31, 2019 and 2018, June 30, 2019 and 2018, and September 30, 2019 and 2018 (collectively, the “Affected Periods”) should no longer be relied upon. As such, the Company will restate its consolidated financial statements for each of the Affected Periods. In addition, although the Company has determined it to be immaterial to the Company’s consolidated financial statements for the year ended December 31, 2019, the Company also intends to revise these financial statements in connection with the restatement of its consolidated financial statements for the Affected Periods.
Background
In connection with the periodic classification and accounting assessment of the Warrants for the quarterly period ended March 31, 2020, the Company re-assessed the accounting treatment for the Warrants. The Warrants provide the warrant holders the option to receive a cash settlement, equal to the Black-Scholes fair value of the remaining unexercised portion of the Warrant, in certain specified situations involving a “fundamental transaction” (as defined in the Warrants). Due to the potential for cash settlement of the Warrants, the Company has historically classified the Warrants as liabilities in accordance with Financial Accounting Standards Board (“FASB”), ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Upon further analysis of the terms of the Warrants, including consideration of whether the specified fundamental transactions that permit net cash settlement are within or outside of the Company’s control, the Company has determined that the Warrants meet the criteria for equity classification under ASC 480 and FASB ASC 815, Derivatives and Hedging, and should be classified within stockholders’ equity (deficit).
Preliminary Financial Impact
The change in the accounting treatment for the Warrants and the resulting restatement and revision of the Company’s consolidated financial statements will include (i) the reclassification of the initial warrant fair value from warrant liability to additional paid-in capital within the Company’s consolidated balance sheets and (ii) the adjustment of previously reported non-cash changes in fair value of the warrant liability in the Company’s consolidated statements of operations and corresponding adjustments to accumulated deficit for each applicable period. There will be no impact on revenues, operating expenses or operating loss for any period as the change in fair value of the warrant liability was presented within other income (expense) and not as a component of operating loss in the Company’s consolidated statements of operations for each applicable period. The restatement of the consolidated financial statements for the Affected Periods and the revision of the consolidated financial statements for the year ended December 31, 2019 will have no impact on the Company’s liquidity or cash position.
The previously reported consolidated net loss, total liabilities and total stockholders’ equity (deficit) during and as of the end of each Affected Period and as of and for the year ended December 31, 2019 will be impacted. The Company will restate the consolidated financial statements for the year ended December 31, 2018 in the Company’s Amendment No. 1 on Form 10-K/A for the year ended December 31, 2019 (the “Form 10-K/A”). The Company will restate the consolidated interim financial statements for the Affected Periods through expanded disclosure in the consolidated financial statements included in the Form 10-K/A, including describing the restatement and its impact on previously reported amounts. The amounts of these adjustments have not yet been finalized. The Company has not amended and does not intend to amend the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2018 or Quarterly Reports for quarterly periods in the years ended December 31, 2019 and 2018 to reflect such restatement. The Company expects to file the Form 10-K/A on or before May 20, 2020. However, the Company cannot assure investors that the filing will be made on a timely basis.
The Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, BDO USA, LLP.
Controls and Procedures
The Company has concluded that the misapplication of the accounting guidance applicable to the Warrants resulted from a material weakness in its internal control over financial reporting that existed during and as of the end of each Affected Period and as of and for the year ended December 31, 2019, and which continues to exist. The Company intends to report this material weakness in the Form 10-K/A and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and will describe therein the steps the Company has taken and is taking to remediate the material weakness. As a result of this material weakness, the Company’s disclosure controls and procedures were not effective during and as of the end of any such period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: May 15, 2020	By:	/s/ John M. Gay
John M. Gay
Vice President, Finance